UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

BALTIC TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:
_____________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
_____________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
_____________________________________________________________
(5)	Total fee paid:
_____________________________________________________________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
_____________________________________________________________
(2)	Form, Schedule or Registration Statement No.:
_____________________________________________________________
(3)	Filing Party:
_____________________________________________________________
(4)	Date Filed:
_____________________________________________________________

Baltic Trading Trading Limited (the “Company”) is disclosing the following information to supplement the text in its proxy statement filed with the U.S. Securities and Exchange Commission on March 14, 2013 under the heading “Executive Compensation—Executive Employment Agreement”:

On March 26, 2014, the Company, entered into a letter agreement with John C. Wobensmith to amend his employment agreement with  the Company dated December 19, 2013 (the “Baltic Trading Employment Agreement”).  Mr. Wobensmith serves as the Company’s President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.  The letter agreement amends the Baltic Trading Employment Agreement to incorporate the amended definition of Change of Control under Mr. Wobensmith’s employment agreement with the Company’s parent company, Genco Shipping & Trading Limited (“Genco”), dated September 21, 2007 (the “Genco Employment Agreement”) described below and to clarify the provision that provides that Mr. Wobensmith’s annual incentive award for a given year includes the grant date value of any equity awards granted for such year if a termination without cause or resignation for good reason occurs within two years of a change in control of the Company.

On March 26, 2014, Genco entered into a letter agreement with Mr. Wobensmith to amend the Genco Employment Agreement.  Mr. Wobensmith serves as Genco’s Chief Financial Officer, Principal Accounting Officer, and Secretary.  Such letter agreement removes exceptions in the definition of Change of Control in the Genco Employment Agreement whereby certain acquisitions of the Company’s stock or assets by Oaktree Capital Management, LLC or its affiliates would not be deemed to be a change of control of Genco.  The exceptions were originally instituted at a time when an affiliate of Oaktree Capital Management, LLC was a significant shareholder of the Company and were deemed to be outdated.